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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of
Triangle Bancorp, Inc. on Form S-4 (File No. 333-      ) of our report dated
January 20, 1997, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report has been included in Triangle Bancorp, Inc.'s 1996 Annual Report on Form 10-K, and, our report dated October 30, 1997 on our audit of the supplemental consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, giving retroactive effect to the merger consummated October 2, 1997, which report has been included in the Form 8K dated October 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.


Raleigh, North Carolina
October 31, 1997